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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 28, 2000

JONES SODA CO.
(Exact Name of Registrant as Specified in Charter)

Washington	333-75913	91-1696175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 9th Avenue North, Seattle, Washington 98109
(Address of Principal Executive Offices) (Zip Code)

(206) 624-3357
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

    On September 22, 2000, the Jones Soda Co. executed a Settlement Agreement with Givaudan Roure Flavors Corporation and Tastemaker Canada Inc. ("Tastemaker") relating to Jones Soda's claims against Tastemaker. Under the Settlement Agreement, Jones Soda Co. will dismiss its action upon Tastemaker's payment of Cdn$6,750,000.

    A copy of the related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

  99.1
  Press release dated September 28, 2000: "JONES SODA CO. SETTLES LITIGATION"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.
By:	/s/ PETER VAN STOLK Peter Van Stolk President and Chief Executive Officer

Dated: September 28, 2000

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 28, 2000: "JONES SODA CO. SETTLES LITIGATION"

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SIGNATURE